Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-236213 on Form S-8 of our reports dated February 10, 2022, relating to the financial statements of Fortis Inc. (the “Corporation”) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2021.

/s/ Deloitte LLP

St. John’s, Canada

December 9, 2022

Member of Deloitte Touche Tohmatsu Limited